EXHIBIT NO. 99.7(h)

Amendment to Special Custody Account Agreement

THIS AMENDMENT to Special Custody Account Agreement (the “Amendment”) is entered into as of July 30, 2007 among State Street Bank and Trust Company, in its capacity as custodian hereunder (“Bank”), each MFS U.S. registered investment company listed on Exhibit A hereto (including the series or portfolios thereof), severally and not jointly (each, a “Customer”) and Morgan Stanley & Co. Incorporated (“Broker”) and amends and supplements that certain Special Custody Account Agreement dated March 22, 2000 (the “Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

A.	The parties desire to amend the Agreement to provide for its applicability to the Customer’s prime brokerage accounts created by the Prime Broker Customer Account Agreement entered into by Customer and Broker on July 30, 2007, as may be amended by mutual agreement from time to time.

B.	Bank, Customer and Broker desire to amend Exhibit A to reflect the current list of Customers.

THEREFORE, in consideration of the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank, Customer and Broker hereby agree as follows:

1.	The first WHEREAS clause is amended to remove the following language: “and a clearing member of The Options Clearing Corporation (“OCC”) and” and any references to the OCC are hereby removed.

2.	The second WHEREAS clause is amended by deleting the existing paragraph and adding:

“WHEREAS, Customer desires from time to time to sell securities “short” through Broker, such short sales being permitted by Customer’s investment policies, and for that purpose has opened one or more margin accounts with Broker (each an “Account”) and executed Broker’s Prime Broker Margin Account Agreement” (the “Customer Agreement”); and”

3.	In Section 4, the phone number in the third paragraph is hereby removed and replaced with the following phone number: (212) 507-0327.

4.	Sections 18 (a), (b) and (c) are hereby removed and replaced with the following:

(a)	If to Bank, to:

State Street Bank and Trust Company

2 Avenue de Lafayette LCC/3NE

Boston, Massachusetts 02111

Attn: Michael D. Timcoe, Vice President

Phone: 617-662-2761

Fax: 617-662-2761

(b)	If to Customer, to:

Name of Customer, as appears in Exhibit A

Massachusetts Financial Services Company

500 Boylston Street

Boston, MA 02116

Attention: Robertson Mansi

Phone: 617-954-5215

Fax: 617-954-7098

With a copy to: General Counsel

(c)	If to Broker, to:

Morgan Stanley & Co. Incorporated

Prime Brokerage Services

One New York Plaza

New York, New York 10004

Attention: PB Custody - Rich Busby

Phone: (212) 276-0697

Fax: (212) 507-0327

5.	Exhibit A (which revised version is attached hereto) is hereby amended to reflect the current list of Customers, and all previous Exhibits A and B and Annexes A and B are hereby removed.

6.	Bank, Customer, and Broker hereby agree to be bound by all of the terms, provisions, covenants and obligations set forth in the Agreement.

7.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

8.	This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, Bank, Customer and Broker have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

STATE STREET BANK AND TRUST COMPANY as Bank,

By:	JOSEPH L. HOOLEY
Name:	Joseph L. Hooley
Title:	Executive Vice President

Each MFS Customer Identified on Exhibit A, by their authorized signatory, as Customer,

By:	CHRISTOPHER BOHANE
Name:	Christopher Bohane
Title:	Assistant Secretary

MORGAN STANLEY & CO. INCORPORATED as Broker,

By:	YANN LALANDE
Name:	Yann Lalande
Title:	Authorized Signatory

Exhibit A

MFS Series Trust I, on behalf of MFS Technology Fund

MFS Sun Life Series Trust, on behalf of Technology Series